Exhibit 99.2 Third-Quarter Results October 29, 2020 1

Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2020 results, including revenue, operating profit, adjusted EBITDA and earnings per share; potential 2021 revenue and adjusted EBITDA results; the impact of 2020 cost actions; 2020 capital expenditures, net debt and leverage, 2020 and 2021 free cash flow, e- commerce growth, liquidity following the G4S acquisition; expected future payments to fund pension and UMWA obligations; and post-Covid-19 crisis tax rate. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Second Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com. 2

Our Priorities PRIORITY 1 Our people and customers • Our highest priority is the health and safety of our employees, their families and our customers • Provide “essential services” to our customers PRIORITY 2 Preserve cash and optimize profitability • Decisive and timely actions to preserve cash, maximize liquidity, and reduce variable and fixed costs PRIORITY 3 Position Brink’s to be stronger on the other side of the crisis • Resize the business to achieve target profitability at lower revenue, accelerate synergies and restructuring • Drive margins higher with sustainable fixed cost reductions • Complete and integrate G4S acquisitions • Accelerate Strategy 2.0 development and implementation 3

Key Messages Strong Revenue Recovery, Cost Reductions and G4S Acquisition Drive Continued Improvement (Non-GAAP, $ Millions, except EPS) 3Q20: Continued recovery amid pandemic • Reported revenue up 5%, up 11% constant currency • Revenue at 88% of 2019 pro forma levels, up from 78% in Q2, September at 90% • Operating profit $100M, margin 10.3% • Adjusted EBITDA $147M • EPS $.86 Sequential results vs 2Q: Operating leverage drives margin growth as revenue recovers • Revenue up 17%, operating profit up 36%, margin up 140 bps to 10.3% • Cash processing volumes in the U.S. above pre-pandemic levels, reflecting continued strong cash usage • Cash as a % of U.S. retail payments has not materially changed 2020 guidance: Exceeds high end of previously disclosed model • Revenue: $3.625M to $3.7M • Operating profit: $340M to $355M • Adjusted EBITDA: $520M to $535M • EPS: $2.90 to $3.10 Positioned for strong growth in 2021 and beyond (see 2021 sensitivity model on page 20) • Restructuring and permanent cost reductions expected to drive margins higher as revenue recovers • Full-year benefit of G4S acquisition and ongoing Strategy 1.0 cost reductions expected to drive additional growth • Strategy 2.0 results expected to be incremental Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 4

Third-Quarter 2020 Sequential Non-GAAP Results (Non-GAAP, $ Millions, except EPS) Revenue +17% Op Profit +36% Adj. EBITDA +17% EPS 21% Constant currency +15% Constant currency +44% Constant currency +21% Constant currency +32% Organic +12% Organic +41% Acq +3% Acq +3% FX +3% FX (8%) % of 96% 78% 88% Margin +140 bps 20191 $971 $0.86 $147 $873 $826 $100 $125 $0.71 $102 $73 $0.49 $63 11.6% 15.2% 15.1% Margin Margin 2 Margin 2 7.2% 8.9% 10.3% Margin Margin Margin Q1-20 Q2-20 Q3-20 Q1-20 Q2-20 Q3-20 Q1-20 Q2-20 Q3-20 Q1-20 Q2-20 Q3-20 1. Results adjusted to include results for businesses acquired from G4S in 2020 as if they were owned in 2019 2. Excluding the impact of unrealized gains and losses on equity securities the rate was 15.2% in the third quarter of 2020 and 14.5% in the second quarter of 2020. 5 3. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

Strong Recovery from April Low Point 2020 Revenue as a % of 2019 Revenue1 2Q 3Q 105% 100% 90% ~91% 90% 88% Sept 80% 75% 78% 71% April 50% 25% 0% Total Pro-forma1 Total Reported September Revenue Recovery to ~90% of Pre-Covid Levels on a Pro Forma basis 1. Results adjusted to include results for businesses acquired from G4S in 2020 as if they were owned in 2019 Note: Revenue performance was calculated based on local currency results, except for Argentina, Total Pro-forma and Total Reported which were calculated using USD results. 6

Third-Quarter Revenue and Operating Profit vs 2019 (Non-GAAP, $ Millions) Revenue Operating Profit % Change (9%) 20% 11% (6%) 5% % Change (1%) 20% 19% (22%) (2%) Constant Constant Currency Currency $181 $1,026 ( $56 ) $971 $925 ( $79 ) $21 $122 ( $22 ) $102 ( $1 ) $100 11.1% 11.9% 10.1%10.3% Margin Margin MarginMargin 8.8% 10.7% Margin Margin 9.4% Margin 8.4% Margin 2019 Organic Acq / Disp* 2020 FX 2020 2019 Organic Acq / Disp* 2020 FX 2020 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Nine Months $2,744 ($213)$340 $2,870 ($201) $2,669 $276 ($21)$40 $295 ($59) $236 % Change (8%)12% 5% (7%) (3%) (8%)15% 7% (21%) (14%) Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2020 results at 2019 exchange rates. 7 * Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses.

Third-Quarter Adjusted EBITDA and EPS vs 2019 (Non-GAAP, $ Millions, except EPS) Q3 2020 EPS: $0.86 (18%) vs PY Q3 2019 EPS: $1.05 Third-quarter repurchase of ~1.1 million +1% shares reduced outstanding shares by ~2% vs PY $9 $147 $51 $100 ( $27 ) $44 ( $24 ) ( $6 ) $43 Op Profit Interest Taxes Other Income from D&A Interest Exp Stock Comp Adjusted Expense Continuing Ops & Taxes EBITDA vs ($3) ($5) $1($4) ($10) $9 $4 ($1) $2 2019 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section 8 of the Brink’s website www.brinks.com.

Third-Quarter 2020 Non-GAAP Results (Non-GAAP, $ Millions, except EPS) Revenue +5% Op Profit (2%) Adj. EBITDA +1% EPS (18%) Constant currency +11% Constant currency +19% Constant currency +18% Constant currency +10% Organic (9%) Organic (1%) Acq +20% Acq +20% FX (6%) FX (22%) $1,026 $971 $925 $171 $852 $122 $145 $147 $1.15 $136 $102 $100 $1.05 $95 16.0% 15.7% 15.1% 16.7% $0.95 Margin Margin Margin Margin $0.86 11.2% 11.1% 10.3% 11.9% Margin Margin Margin Margin 2018 2019 2020 Const. 2018 2019 2020 Const. 2018 2019 2020 Const. 2018 2019 2020 Const. Curr. Curr. Curr. Curr. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2018 results in the Appendix. 9 Constant currency represents 2020 results at 2019 exchange rates.

Cost Realignment

2020 Actions

Variable Cost Actions
- Direct Labor Headcount reductions
- Overtime management
- Merit increases frozen
- Temporary benefit reductions
- Minimized professional fees
- Essential travel only
- Further route optimization
- Utilizing most efficient vehicles
- Necessary/safety maintenance only
- Negotiated lease adjustments and deferrals

Fixed Cost Actions
- Indirect and SG&A Labor Headcount reductions
- Fleet - least efficient vehicle retirements
- Fleet replacement on hold
- Rationalizing facilities and maintenance costs

Government Assistance
- Payroll support, tax payment deferral

($ Millions, except headcount)

Current Projected Impact



~6,500
~ $70
~ $90
~ $90
Other
Labor
Variable
Fixed
Headcount Reduction
2020 Realignment Cost
Labor vs. Other
Fixed vs. Variable
Annualized Savings

10

1 Capital Expenditures Reduced to ~3% of Revenue1 ($ Millions) $165 $165 $155 $26 $25 $25 YTD Cash Capex $79 $100 $20 G4S Acquisition $138 $140 $25 $130 $60 $52 $50 $55 $30 $24 YTD 2018 Actual 2019 Actual 2020 Original Target 2020 Revised Target Cash CapEx excl. Cash Devices Cash Devices Financing Leases 11 1. Excludes Cash Devices.

Free Cash Flow

(Non-GAAP, $ Millions)

2019 Actual



$564
($127)
($24)
($80)
($165)
$169
Adjusted EBITDA
WC & Cash Restructuring
Cash Taxes
Cash Interest
Cash CapEx
Free Cash Flow before Dividends

2020 Model



$520 - $535
($140 - $160)
($65)
($95)
($100)
$100 - $135
Adjusted EBITDA
WC & Cash Restructuring
Cash Taxes
Cash Interest
Cash CapEx
Free Cash Flow before Dividends

Adjusted EBITDA
- 2020 EBITDA guidance re-instated

Working Capital and Cash Restructuring
- Lower restructuring expected in 2021 post-COVID and G4S acquisition

Cash Taxes
- 2019 and 2020 lower due to timing of refunds

Cash Interest
- 2020 increase from G4S acquisition

Cash Capital Expenditures
- Lower in 2020 due to COVID impact, 2021 expected to increase, but not to 2019 levels

Free Cash Flow before Dividends
- Expecting improvement in 2021 on higher EBITDA, lower restructuring

Third-quarter $50 million repurchase of ~1.1 million shares at an average price of $45.59

Positioned for Strong Free Cash Flow Growth in 2021

Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com.

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Strong Financial Health - Ample Liquidity & Covenant Headroom ($ Millions, except where noted) Cash and Debt Capacity • Increased liquidity in 2020 $570 $570 • Incremental $590 million Term Loan A closed on April 1, 2020 ~$1.5 B ~$1.5 B Liquidity • Incremental $400 million Senior Notes Liquidity closed on June 22, 2020 • No Maturities until 2024 Cash $285 • Credit Facility matures February 2024 Revolver • $600 million 4.625% Senior Notes mature $1 B ~$1.2 B October 2027 Liquidity • $400 million 5.5% Senior Notes mature $1,315 $1,298 July 2025 Utilized Revolver Available Revolver • Interest Rates Term Loan A • Variable interest LIBOR plus 2.00% $770 • Debt Covenants Amended • Pro forma net secured debt leverage ratio $1,000 $1,000 of 2.0x1 vs 4.25x max Senior Notes $600 1 Fin. Leases & Other $158 $169 ~$175 12/31/2019 9/30/20 12/31/20 Estimate 1 ~$1.5 Billion of 12/31/20 Liquidity Expected after G4S Acquisition Completed 13 1. Includes the expected completion of the G4S acquisition.

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Leverage Ratio1 2.4 2.4 3.7 ~3.6 Fully-synergized Secured Leverage Ratio3 (Max = 4.25) ~2.0 Pro forma2 ~$2,063 $105 ~ $1,900 $1,958 Adjusted EBITDA Unsecured Senior ~$612 $1,349 $987 4 $987 Notes Pro forma 2 $1,214 $564 ~ $577 $512 $527 ~ $527 Secured $971 ~ $913 Net Debt 2018 2019 9/30/20 12/31/20 Estimate 2 2018 2019 Q3 2020 TTM Q4 2020 Guidance Actual Actual Actual Actual Actual Actual Mid-point Synergized Secured Leverage Ratio 2.0x vs 4.25x Covenant Max 1. Net Debt divided by Adjusted EBITDA. 2.Pro forma to include the expected completion of the G4S acquisition and full synergies. 3. Bank-defined. Bank defined EBITDA includes TTM EBITDA, plus projected 18 month synergies for acquisitions 4. Net of unamortized debt issuance costs of ~$13 million. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2020 Earnings Release available in the Quarterly Results 14 section of the Brink’s website www.brinks.com.

While Pandemic Has Accelerated U.S. eCommerce by Several Years, 80%+ of Retail Transactions Still In-Person, Where Cash is Preferred Ecommerce growth is expected to moderate in 2021. Vast majority of retail transactions will continue to be in-person, offering significant growth opportunity for Brink’s. $6.0 50% $5.0 40% $4.0 30% 83% $4.9T $3.0 89% $4.86T 85% 84% 20% (Trillions) $2.0 10% eCommerce Growth In-Person Retail Sales $1.0 17% 11% 15% 16% $- 0% 20191, 2 20202 20212 2022 2 eCommerce In-Person Retail Sales eCommerce Growth During height of economic lockdown (2Q20), essential retail eCommerce sales increased, but comprised less than 20% of total sales at two major retailers Walmart (U.S.) – 2Q203 Target (U.S.) – 2Q20 US4 • Total Sales up 9.5% to $93B • Total Sales up 25% to $23B • eCommerce Sales up 97% to ~11% of Total Sales • eCommerce Sales up 195% to ~17% of Total Sales • Non-eCommerce Sales ~89% of Total Sales • Non-eCommerce Sales ~83% of Total Sales • In-store sales up 11.5% year over year 1. U.S. Census Bureau, Retail Indicators Branch 2. Bank of America Global Research estimates. 3. Walmart Q2 FY21 Earnings Release and Form 10Q SEC filing 4. Target Second Quarter 2020 Earnings Release 15

Cash Usage in U.S. Remains Close to Pre-Pandemic Levels

1. FED Cash accounted for 35% of in-person payments in 2019[1]


6%
27%
35%
32%
Cash
Debit Cards
Credit Cards
Other

2. FED U.S. consumers continued cash usage at height of COVID lockdown[2]

- Cash usage for in-person payments was at a similar rate to before the pandemic
- Retailers continued to accept cash; 90% of in-person payers report cash was accepted at the merchant they visited

3. SQUARE Merchant acquirer reports cash usage holding steady

- Cash share of Square sellers' payments[3]:
  - Feb. – 37%
  - April – 33%
  - Aug. – 33%
- 85% of small businesses intend to continue accepting cash, up from 83% in 2019.[4]

4. BRINK'S U.S. retail customers are re-opening; Brink's processing more cash per location


Q1 monthly average
100%
75%
50%
25%
0%
Retail locations as a % of Q1 monthly average
Notes processed per retail location as a % of Q1 monthly average
Value processed per retail location as a % of Q1 monthly average
Apr '20
May '20
Jun '20
Jul '20
Aug '20
Sep '20

1. 2020 Findings from the Diary of Consumer Payment Choice, Federal Reserve Bank of San Francisco
2. Consumer Payments and the COVID-19 Pandemic: A Supplement to the 2020 Findings from the Diary of Consumer Payment Choice, Federal Reserve Bank of San Francisco
3. Square's "Making Change," Sept. 2020
4. Square's "Making Change" June 2020

16

Strategy 2.0: New Solutions in the Cash Ecosystem 2.1 – Brink’s Complete Strategy 2.0 2.2 – Retail Cash Automation Expand Services 2.3 – ATM Managed Services & Customer Base 2.4 – Comprehensive Payment Solutions • $1.9B invested in 14 acquisitions, including G4S Strategy 1.5 Acquisitions • Pursue additional “core-core” & “core-adjacent” accretive acquisitions • Identify, evaluate and pursue new platform acquisitions to support 2.0 Strategy 1.0 • Global roll-out of BreakThru initiatives to Close the Gap Wider Deeper • Accelerate Profitable Growth (WD/L) • Introduce Differentiated Services Core Organic Growth • Leverage Initiatives 11.4% 11.0% Margin Margin 20172018 2019 2020 2021 2022 17

Brink’s Complete … A Step Change in Total Cash Management SQUARE, INC.: 33% of Sellers’ Transactions Are in Cash1 Only Brink’s offers a total cash management solution that enables customers’ digital payments Brink’s Complete is a subscription-based solution that provides digital credit advances for cash deposits: • Expediting adoption by focusing on current customers – Agreements for 2,500 locations • Targeting large, multi-location retailers that are unvended or underserved – 70 pilot locations with 6 national retailers that operate more than 50,000 locations 1Source: Square, Inc. Making Change Report, Sept 2020 available at https://squareup.com/us/en/making-change/covid/pt-2 18

2020 Guidance – Exceeds Top End of Previous Model (Non-GAAP, $ Millions) 2020 USD Revenue as a % of 2019 Revenue 2020 Operating Profit and Margin $3,625- Revenue$873 $826 $971 ~$1,000 $3,700 ~9.5% 96% % of 2019 Revenue1 ~$340 - 88% ~90% ~88% ~11.5% $355 10.3% 78% Margin 8.9% 7.2% ~ $115 $100 $73 $63 1Q 2Q 3Q 4Q FY 1Q 2Q 3Q 4Q FY Estimate Estimate 1. Results adjusted to include results for businesses acquired from G4S in 2020 as if they were owned in 2019 Note: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 19

2021 Sensitivity Model (Non-GAAP, $ Millions) Potential 2021 Operating Profit Margin Potential 2021 Scenarios Revenue ~$4,025 ~$4,475 ~$4,925 Priority 3 Adj. EBITDA % ~15.3% ~15.8% ~16.3% • Resize the business, accelerate synergies & restructuring • Primary focus on permanent cost reductions Op Profit % ~10.5% ~11.5% ~12.5% • G4S acquisitions – integration and synergies ~ $805 2.2% ~11.5% 10.6% (1.7%) ~ $705 Adj. EBITDA ~ $190 0.4% ~ $615 ~ $190 D&A / Other ~ $190 Op Profit ~ $615 ~ $515 ~ $425 2019 Actual FX G4S Priority 3 2021 Margin % of 2019 2 90% 100% 110% Impact 1 Synergies Modeled at Revenue 100% of 2019 Pro-forma 2019 Revenue Revenue : $4,475 2 Note: amounts may not add due to rounding. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Currency impact of September 30, 2020 exchange rates (except for the Argentine peso for which ~100 ARS to 1 USD has been modeled) versus December 31, 2019 exchange rates. 2. Results adjusted to include results for businesses acquired from G4S in 2020 as if they were owned in 2019 20

Summary and Guidance 2020 • Strong 3Q results, cost actions gaining traction, expect continued improvement in 4Q • 3Q revenue recovered to 88% of 2019, up from 78% and September at 90% • G4S acquisition performing well, on track for full-year synergy benefit in 2021 • 2020 guidance exceeds high end of previous model Revenue: $3.625B to $3.7B Operating profit: $340 million to $355 million Adj. EBITDA: $520 million to $535 million EPS: $2.90 to $3.10 2021 • Positioned for future margin leverage from permanent fixed cost reductions • Full-year benefit of G4S acquisition, cost actions and retail revenue recovery • Sensitivity model: Adj. EBITDA $615M to $805M depending on revenue level • Accelerate Strategy 2.0 and rollout of Brink’s Complete (not included in sensitivity model) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink’s website 21 www.brinks.com.

Appendix 22

Cash in Circulation and Demand Up Dramatically U.S. Currency in Circulation (CiC) Soars in 20201 Cash is Strong in a Recession 2,000 • CiC in 2020 continues to grow significantly with government stimulus and constrained consumer 2020 1,800 credit (similar to 2008 recession) 2019 • Unbanked and underbanked continue to transact 2018 in cash Billions of U.S. Dollars 1,600 2017 2016 1,400 Jan Feb Mar Apr May Jun Jul AugSep Oct Nov Dec Brink’s Notes Processed and U.S. CiC Cash is Resilient • 25% increase in notes processed since April 130 reflects strong demand by Brink’s FI and Retail 125 customers 120 115 110 Pre Covid-19 105 100 Brink’s U.S. Notes Processed, 95 Weekly2 U.S. Currency in Circulation, 90 Weekly3 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Cash Usage and Demand for Brink’s Services Remain Strong 1. U.S. currency in circulation through September 16, 2020. Source: FRED. 2. Brink’s internal data, 3-week rolling average, indexed to a 5-week baseline average of full weeks in Jan-Feb 2020. 23 3. St. Louis Federal Reserve, indexed to January 2020.

Third-Quarter vs Second-Quarter Revenue and Operating Profit (Non-GAAP, $ Millions) Revenue Operating Profit % Change 12% 3% 15% 3% 17% % Change 41% 3% 44% (8%) 36% Constant Constant Currency Currency $22 $971 $99 $24 $949 $30 $2 $106 ( $6 ) $826 $100 $73 8.9% 11.1% 10.3% Margin Margin Margin 2Q20 Organic Acq / Disp 3Q20 FX 3Q20 2Q20 Organic Acq / Disp 3Q20 FX 3Q20 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX 3Q20 vs 1Q20 $873 ($33)$157 $997 ($27) $971 $63 $28$21 $112 ($12) $100 % Change (4%)18% 14% (3%) 11% 44%33% 77% (18%) 58% Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section 24 of the Brink’s website www.brinks.com. Constant currency represents Third Quarter 2020 results at comparative quarter exchange rates.

Third-Quarter Results by Segment ($ Millions) North America South America Rest of World Revenue (10%) Op Profit (5%) Revenue (25%) Op Profit (35%) Revenue +58% Op Profit +69% Constant currency (7%) 0% Constant currency: (2%) (12%) Constant currency +55% +67% Organic (7%) 0% Organic (7%) (14%) Organic (12%) +7% Acq +1% 0% Acq +5% +2% Acq +67% +61% FX (3%) (5%) FX (23%) (23%) FX +3% +1% $447 $394 $404 $229 $59 $54 $172 $249 $39 $37 $39 $32 8.7% 9.1% 25.9% 22.6% 12.9% 13.8% Margin Margin Margin Margin Margin Margin 2019 2020 2019 2020 2019 2020 2019 2020 2019 2020 2019 2020 25 Note: Constant currency represents 2020 results at 2019 exchange rates.

Non-GAAP Income Tax


Tax Rate
34.2%
34.2%
31.4%
32.0%
37.5%
34.1%
2017
2018
2019
2020 Original Guidance
2020 2Q
2020 3Q
Post Covid-19 Normalized

- Excludes impact of post Q3 G4S acquisitions
- U.S. taxable income limitation
  - Inability to credit all taxes on cross border payments
- U.S. taxable income decline is attributable to lower earnings in the U.S. cash business and lower corporate items from countries (royalties, etc.)
- Results have improved since Q2 due to more favorable income levels

ETR expected to return to low 30% range upon improvement of earnings following the Covid-19 crisis

Note: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2020 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 and 2018 results in the Appendix..

26

Debt Maturity Profile ($ Millions) Maturity Schedule for Credit Facility and Senior Notes Revolver $1,000 Term Loan A Senior Notes $1,089 Senior Notes $600 $62 $70 $70 $70 $400 2020 2021 2022 2023 2024 2025 2026 2027 27

Estimated Cash Payments for Legacy Liabilities ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $310 $14 $18 $16 $25 $24 $10 $2 $0 $16 2019 2020 2021 2022 2023 2024 2025 2026 2019 2028 2029 2030 After 2030 Primary US Pension • Based on actuarial assumptions (as of 12/31/19), no additional cash contributions expected until 2022 • Remeasurement occurs every year-end: disclosed in 10K UMWA • Based on actuarial assumptions (as of 12/31/19), cash payments are not needed until 2028 28

2017-2018 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2017 Full Year	2018 Q3	2018 Full Year
Revenues:			
GAAP	$ 3,347.0	$ 852.4	$ 3,488.9
Venezuela operations[a]	(154.1)	-	(51.4)
Non-GAAP	$ 3,192.9	$ 852.4	$ 3,437.5
Operating profit (loss):			
GAAP	$ 273.9	$ 67.0	$ 274.7
Venezuela operations[a]	(20.4)	-	(2.3)
Reorganization and Restructuring[a]	22.6	7.3	20.6
Acquisitions and dispositions[a]	5.3	10.7	41.4
Argentina highly inflationary impact[a]	-	8.3	8.0
Reporting compliance[a]	-	2.0	4.5
Non-GAAP	$ 281.4	$ 95.3	$ 346.9
Interest expense:			
GAAP	$ (32.2)	$ (17.0)	$ (66.7)
Venezuela operations[a]	0.1	-	0.1
Acquisitions and dispositions[a]	1.1	0.1	1.2
Argentina highly inflationary impact[a]	-	-	(0.2)
Non-GAAP	$ (31.0)	$ (16.9)	$ (65.6)
Taxes:			
GAAP	$ 157.7	$ 23.0	$ 70.0
Retirement plans[c]	12.6	2.0	7.9
Venezuela operations[a]	(12.7)	-	(3.9)
Reorganization and Restructuring[a]	7.6	2.4	6.7
Acquisitions and dispositions[a]	4.5	2.8	13.8
Prepayment penalties[d]	0.2	-	-
Interest on Brazil tax claim[e]	0.5	-	-
Tax reform[f]	(86.0)	-	2.1
Tax on accelerated income[g]	0.4	-	-
Argentina highly inflationary impact[a]	-	0.6	-
Reporting compliance[a]	-	0.5	0.1
Loss on deconsolidation of Venezuela operations[h]	-	0.1	0.1
Income tax rate adjustment[b]	-	(4.6)	-
Non-GAAP	$ 84.8	$ 26.8	$ 96.8

Amounts may not add due to rounding.
See slide 31 for footnote explanations.

29

2017-2018 Non-GAAP Results Reconciled to GAAP (2 of 3 ) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) 2017 2018 Full Year Q3 Full Year Income (loss) from continuing operations attributable to Brink's: GAAP $ 16.9 $ 17.5 (33.3) Retirement plans(c) 22.3 6.1 25.3 Venezuela operations(a)(l) 0.8 0.3 4.1 Reorganization and Restructuring(a) 14.2 4.9 13.9 Acquisitions and dispositions(a) 8.2 8.2 33.2 Prepayment penalties(d) 8.1 - - Interest on Brazil tax claim(e) 1.1 - - Tax reform(f) 86.0 - (2.1) Tax on accelerated income(g) (0.4) - - Argentina highly inflationary impact(a) - 7.2 7.3 Reporting compliance(a) - 1.5 4.4 Loss on deconsolidation of Venezuela operations(h) - (0.1) 126.6 Income tax rate adjustment(b) -4.0 - Non-GAAP $ 157.2 $ 49.6 179.4 EPS: GAAP $ 0.33 $ 0.34 (0.65) Retirement plans(c) 0.43 0.12 0.49 Venezuela operations(a)(l) 0.02 0.01 0.08 Reorganization and Restructuring(a) 0.27 0.09 0.27 Acquisitions and dispositions(a) 0.16 0.16 0.64 Prepayment penalties(d) 0.16 - - Interest on Brazil tax claim(e) 0.02 - - Tax reform(f) 1.66 - (0.04) Tax on accelerated income(g) (0.01) - - Argentina highly inflationary impact(a) - 0.14 0.14 Reporting compliance(a) - 0.03 0.09 Loss on deconsolidation of Venezuela operations(h) - - 2.44 Income tax rate adjustment(b) - 0.08 - Share adjustment(k) - - 0.01 Non-GAAP $ 3.03 $ 0.95 3.46 Depreciation and Amortization: GAAP $ 146.6 $ 41.6 162.3 Venezuela operations(a) (1.7) - (1.1) Reorganization and Restructuring(a) (2.2) (0.4) (1.9) Acquisitions and dispositions(a) (8.4) (4.5) (17.7) Non-GAAP $ 134.3 $ 36.7 141.6 Amounts may not add due to rounding. 30 See slide 31 for footnote explanations.

2017-2018 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2017 Full Year	2018 Q3	2018 Full Year
Adjusted EBITDA[j]:			
Net income (loss) attributable to Brink's - GAAP	$ 16.7	$ 17.4	(33.3)
Interest expense - GAAP	32.2	17.0	66.7
Income tax provision - GAAP	157.7	23.0	70.0
Depreciation and amortization - GAAP	146.6	41.6	162.3
EBITDA	$ 353.2	$ 99.0	265.7
Discontinued operations - GAAP	0.2	0.1	-
Retirement plans[c]	34.9	8.1	33.2
Venezuela operations[a][l]	(13.7)	0.3	(1.0)
Reorganization and Restructuring[a]	19.6	6.9	18.7
Acquisitions and dispositions[a]	3.2	6.4	28.1
Prepayment penalties[d]	8.3	-	-
Interest on Brazil tax claim[e]	1.6	-	-
Argentina highly inflationary impact[a]	-	7.8	7.5
Reporting compliance[a]	-	2.0	4.5
Loss on deconsolidation of Venezuela operations[h]	-	-	126.7
Income tax rate adjustment[b]	-	(0.6)	-
Share-based compensation[i]	17.7	6.3	28.3
Adjusted EBITDA	$ 425.0	$ 136.3	511.7

The outlook for 2020, 2021 Non-GAAP Adjusted EBITDA, 2020, 2021 Non-GAAP revenues, 2020, 2021 Non-GAAP operating profit, 2020 non-GAAP EPS, and 2020 free cash flows before dividends cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results and cash flows. The Non-GAAP outlook for 2020 capital expenditures excludes forecasted capital leases and CompuSafe additions for those years. The Non-GAAP outlook for year-end 2020 Net Debt does not include any forecasted changes to the 2020 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations. However, it does include forecasted utilization of debt capacity for announced and potential business acquisitions as well as forecasted cash flow impact from closed, announced and potential business acquisitions.

a) See "Other Items Not Allocated To Segments" on slide 32 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2018 and was 34.2% for 2017.
c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets. The 2018 amount represents a benefit associated with reversing a portion of the 2017 estimated impact as a result of guidance issued by U.S. authorities.
g) The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
h) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.
i) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.
k) Because we reported a loss from continuing operations on a GAAP basis in the full year 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the full year 2018, non-GAAP EPS was calculated using diluted shares.
l) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

Amounts may not add due to rounding

31

Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, $17.3 million in 2017 and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017 and $7.6 million in 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $1 million and $3 million in future periods. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2018 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. - Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. - 2018 transaction costs related to business acquisitions were $6.7 million. - We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. - Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. - We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. - We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. - Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. - We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. These amounts are excluded from non- GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018) and the mitigation of material weaknesses ($1.8 million in 2018). 32

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year 2019 Cash flows from operating activities Operating activities - GAAP $ 368.6 Increase in restricted cash held for customers (23.7) Increase in certain customer obligations(a) (11.4) Operating activities - non-GAAP $ 333.5 Capital expenditures - GAAP (164.8) Free cash flow before dividends $ 168.7 Full Year 2019 Cash paid for interest $ 84.2 Cross currency swap contract(b) (4.2) Cash interest $ 80.0 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. (b) Interest payments for the cross currency swap contract are included in cash flows from financing activities on the consolidated statements of cash flows. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. 33

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, September 30, (In millions) 2018 2019 2020 Debt: Short-term borrowings $ 28.9 $ 14.3 $ 13.3 Long-term debt 1,525.1 1,629.3 2,514.3 Total Debt 1,554.0 1,643.6 2,527.6 Restricted cash borrowings(a) (10.5) (10.3) - Total Debt without restricted cash borrowings 1,543.5 1,633.3 2,527.6 Less: Cash and cash equivalents 343.4 311.0 592.4 Amounts held by Cash Management Services operations(b) (14.1) (26.3) (22.7) Cash and cash equivalents available for general corporate purposes 329.3 284.7 569.7 Net Debt $ 1,214.2 $ 1,348.6 $ 1,957.9 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. Due to the change of contractual arrangements with banks in the third quarter of 2020, these funds no longer fall under the definition of restricted cash borrowings. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, December 31, 2018, December 31, 2019 and September 30, 2020. 34